UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

Structured Products Corp.

on behalf of

CorTS Trust For AFC Capital Trust I

(Exact name of registrant as specified in its charter)

Delaware	001-32094	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street New York, New York	10013	(212) 816-7496
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Structured Products Corp., the registrant hereunder, acts as depositor of the CorTS Trust for AFC Capital Trust I (the "Trust"). The sole assets of the Trust are $36,112,000 principal amount of 8.207% Series B Capital Securities due February 3, 2027 ("the "Underlying Securities") issued by AFC Capital Trust I. Pursuant to the trust agreement governing the Trust, the Trust has issued $36,112,000 principal amount of Corporate–Backed Trust Certificates (the "Certificates").

The issuer of the Underlying Securities has launched a tender offer (the "Tender Offer") to repurchase an unspecified number of its 8.207% Series B Capital Securities due February 3, 2027 (the "AFC Securities"), which includes the outstanding Underlying Securities, subject to proration. The price offered in the Tender Offer is $770.00 per $1,000 par amount of AFC Securities tendered, plus accrued interest. An early tender premium of $30.00 per $1,000 par amount of AFC Securities is being offered for those who tender by June 15, 2009.

Pursuant to the terms of the Trust Agreement the Trustee is required to obtain the consent of 100% of the Certificateholders in order to tender any of the Underlying Securities. In addition, the Trustee must obtain the consent of the Warrantholders in order to participate in the Tender Offer because participating in the Tender Offer would modify the rights of the Warrantholders.

Prior to dissemination of a request for instructions, the Trustee received an instruction from the sole Warrantholder NOT to tender the Underlying Securities pursuant to the Tender Offer. As a result, the Trustee will NOT tender the Underlying Securities pursuant to the Tender Offer.

AFC Capital Trust I, the issuer of the Underlying Securities, is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Periodic reports and other information required to be filed pursuant to the Exchange Act, by the issuer of the AFC Capital Trust I may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system. Neither Structured Products Corp. nor the trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Structured Products Corp. nor the trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the issuer of the underlying securities, or guarantor thereof, or successor thereto, as applicable, or the underlying securities have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Underlying Securities Issuer(s) or Guarantor, or successor thereto	Exchange Act File Number

AFC Capital Trust I	001-13754

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/	Stanley Louie

________________________________

Name:	Stanley Louie
Title:	Authorized Signatory

June 11, 2009

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